Non-employee directors

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
2012 Omnibus Incentive Plan

Form of Restricted Stock Unit Award Agreement

You have been selected to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan in accordance with the terms and conditions below:

Participant:
Grant Date:
Number of RSUs:

THIS AWARD AGREEMENT (the “Agreement”) is made effective as of the Grant Date, as specified above, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the Participant.

RECITALS

A. The Company has adopted the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan; and

B. The Compensation Committee of the Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its shareholders to grant RSUs to the Participant, pursuant to the terms of this Agreement and the Plan.

The parties agree as follows:

1. Grant of the RSUs. The Company grants to the Participant, on the terms and conditions of this Agreement, the number of RSUs set forth above. Each RSU corresponds to one Share (subject to adjustment pursuant to the Plan) and constitutes a contingent and unsecured promise of the Company to pay the Participant one Share on the vesting date for the RSU, subject to the terms of the Plan and this Agreement.

2. Vesting of the RSUs.

(a) Vesting Period. Subject to Section 2(c) herein, the RSUs shall vest 100 percent on the first annual anniversary of the Grant Date (“Vesting Period”).

(b) Vesting Date. The date on which the RSUs vest pursuant to Section 2(a) or, if earlier, Section 2(c), is referred to as the “Vesting Date.”

(c) Earlier Vesting and Forfeiture.

(i) Early Vesting: To the extent not already vested under Section 2(a), the total number of RSUs granted under this Agreement shall fully vest upon the death or Disability of the Participant or the occurrence of a Change in Control.

(ii) Forfeiture: Except as otherwise expressly stated in Section 2(c)(i), if the Participant’s service as a member of the Board terminates for any reason prior to the Vesting Date, the RSUs shall be forfeited and cancelled without consideration.

(d) Definitions.

(i) “Change in Control:” For purposes of this Agreement, the term “Change in Control” shall be deemed to have occurred when:

(1) Any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(2) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, a sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction; or

(3) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

(4) The stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A (as defined in Section 16 below), and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in subsections (1) through (4) above unless such event shall constitute a “change in ownership” or “change in effective control” of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

(ii) “Disability:” For purposes of this Agreement, “Disability” means either of the following:

(1) Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(2) By reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under     an accident and health plan covering Employees of the Company.

3. Settlement of the RSUs. Each vested RSU shall be settled by the delivery of one Share to the Participant. Settlement of the RSUs shall occur on the first business day of the month following the month in which the Vesting Date occurs or as soon as administratively practicable thereafter, but in no event later than March 15th of the calendar year immediately following the calendar year in which the Vesting Date occurs (the “Payment Date”). The Payment Date may be deferred at the election of the Participant in accordance with procedures authorized by the Committee; provided, however, that any such deferral must comply with Section 409A (as defined in Section 16 below).

4. Share Delivery. Delivery of any Shares in connection with settlement of the Award will be by book-entry credit to an account in the Participant’s name established by the Company with its transfer agent.

5. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number of RSUs subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

6. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered by the Participant in writing to the Corporate Human Resources Department of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

7. Shareholder Rights. Prior to the Payment Date, the Participant shall not have any rights as a shareholder of the Company in connection with this Award, unless and until the Shares are distributed to Participant. Following delivery of Shares upon the Payment Date, the Participant shall have all rights as a shareholder with respect to such Shares.

8. Dividend Equivalents. Upon payment of dividends with respect to the Shares, the Participant shall be entitled to receive Dividend Equivalents with respect to each outstanding RSU. Dividend Equivalents will be paid quarterly as soon as administratively practicable following the payment of dividends with respect to the Shares, but in no event later than March 15th of the year following the calendar year in which dividends are paid. The Company will determine the form of payment of Dividend Equivalents, which may include cash, Shares or a combination thereof. Upon a forfeiture of the RSUs, further payments of Dividend Equivalents shall be canceled.

9. No Right to Continued Service as a Director. Neither the Plan nor this Agreement shall (i) be construed as giving the Participant the right to be retained as a member of the Board or (ii) confer on the Participant any right to receive another grant of RSUs or any other equity-based award at any time in the future or in respect of any future period.

10. Transferability.

(a) The RSUs shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. Any RSU transferred to a Permitted Transferee shall be further transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction, or, for no consideration, to another Permitted Transferee of the Participant. The Shares delivered to the Participant on the Payment Date shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.

(b) Except as set forth in the Plan, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

11. Responsibility for Taxes. Regardless of any action by the Company with respect to any or all tax obligations of the Participant with respect to the RSUs, the Participant acknowledges responsibility for payment of all such taxes. The Company makes no representations regarding the treatment of any tax obligations in connection with the grant or vesting of the RSUs, any subsequent sale of Shares and the receipt of dividends, if any. The Company makes no commitment to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for such tax.

12. Securities Laws. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the RSUs as it may deem necessary or advisable, under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee.

13. Notices. Notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.

14. Governing Law. The interpretation, performance and enforcement of the RSUs and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.

15. RSUs Subject to Plan.

(a) The RSUs are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.

(b) To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall govern. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.

(c) The Committee may, at any time, terminate, amend, modify or suspend the Plan and amend or modify this Agreement; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Agreement, without the Participant’s written consent.

16. Section 409A. The RSUs are intended to satisfy the requirements of Section 409A of the U.S. Internal Revenue Code and the final regulations promulgated thereunder (“Section 409A”). This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the forgoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 16 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.

17. Recoupment. The RSUs, the underlying Shares and any gains received in connection with the sale of the Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

18. Personal Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title and number of RSUs for the purpose of implementing, administering and managing the Participant’s Award (the “Data”). The Participant understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Participant’s participation in the Plan. The Participant may view the Data, request information about the storage and processing of Data, request any corrections to Data, or withdraw the consents herein (in any case, without cost to the Participant) by contacting Corporate Human Resources in writing. The withdrawal of any consent by the Participant may affect the Participant’s participation in the Plan. The Participant may contact Corporate Human Resources for further information about the consequences of any withdrawal of consents herein.
19. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

20. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

22. Enforceability. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

By:    __________________________________
Authorized Officer

Agreed and acknowledged
as of the Date of Grant:

__________________________